Exhibit 99.1
Frozen Food Express Industries Regains Compliance With NASDAQ Listing Requirement
DALLAS, February 6, 2013 (GLOBE NEWSWIRE) – Frozen Food Express Industries, Inc. (the "Company") today announced that on February 5, 2013, it received written notification from NASDAQ that it has regained compliance with  Listing Rule 5450(a)(1), which is the minimum bid price rule for continued listing on the NASDAQ Global Select Market.  The notification indicated that the Company has maintained a closing bid price of $1.00 or more per share for at least 10 consecutive business days.  As such, the Company has regained compliance with the listing requirements and the matter is now closed.
About Frozen Food Express Industries, Inc.
Frozen Food Express Industries, Inc. is one of the leading temperature-controlled truckload and less-than-truckload carriers in the United States with core operations in the transport of temperature-controlled products and perishable goods including food, health care and confectionery products. Service is offered in over-the-road and intermodal modes for temperature-controlled truckload and less-than-truckload, as well as dry truckload on a non-dedicated fleet basis. We also provide bulk tank water transportation, brokerage/logistics and dedicated services to our customers. Additional information about Frozen Food Express Industries, Inc. can be found at http://www.ffeinc.com. To join our email alert list, please click on the following link: http://financials.ffex.net/alerts.cfm. The Company's common stock is traded on the NASDAQ Global Select market under the symbol FFEX.
Forward-Looking Statements
This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements relating to plans, strategies, objectives, expectations, intentions, and adequacy of resources, and may be identified by words such as "will", "could", "should", "believe", "expect", "intend", "plan", "schedule", "estimate", "project", and similar expressions. Those statements are based on current expectations and are subject to uncertainty and change. Although our management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will be realized. Should one or more of the risks or uncertainties underlying such expectations not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Among the key factors that are not within our management's control and that may cause actual results to differ materially from those projected in such forward-looking statements are demand for the Company's services and products, and its ability to meet that demand, which may be affected by, among other things, competition, weather conditions and the general economy, the availability and cost of labor and owner-operators, the ability to negotiate favorably with lenders and lessors, the continued growth of hydraulic fracturing techniques for oil and gas drilling in West Texas, the effects of terrorism and war, the availability and cost of equipment, fuel and supplies, the market for previously-owned equipment, the impact of changes in the tax and regulatory environment in which the Company operates, operational risks and insurance, risks associated with the technologies and systems used and the other risks and uncertainties described in our filings with the Securities and Exchange Commission. Given the volatility in fuel prices and the impact fuel surcharge revenues have on total operating revenues, we often make reference to total operating revenue excluding fuel surcharges to provide a more consistent basis for comparison of operating revenue without the impact of fluctuating fuel prices. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports and filings with the Securities and Exchange Commission. The Company does not assume, and specifically disclaims, any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.
CONTACT: Frozen Food Express Industries, Inc.
         Russell Stubbs, President and CEO
         John Hickerson, EVP and COO
         John McManama, SVP and CFO
         (214) 630-8090
         Dave Mossberg, Investor Relations
         Three Part Advisors, LLC
         817 310-0051